Exhibit 23.1


       Consent of Independent Certified Public Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 2-78323, 33-9082, 33-26468, 33-33701, 333-19007, 333-27935 and 333-35059) and in the
Prospectus constituting part of the Registration Statement on Form S-3 (Nos. 333-15675, 333-21953, 333-27937, 333-31523 and 333-41699)
of Hughes Supply, Inc. of our report dated March 27, 1998, appearing on page 26 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.


/s/ Price Waterhouse LLP


Price Waterhouse LLP

Orlando, Florida
April 17, 1998